Calculation of Filing Fee Tables
N-14
MSD Investment Corp.
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	6.125% Notes due 2031	457(a)	400,000,000		$ 400,000,000.00	0.0001381	$ 55,240.00
Fees Previously Paid
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 55,240.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(a) and 457(f)(2) of the Securities Act of 1933, as amended.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	400,000,000	$ 1.00	$ 400,000,000.00	$ 0.00	$ 0.00	$ 400,000,000.00

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	MSD Investment Corp.	N-14	333-292307	12/19/2025		$ 55,240.00	Debt	Debt Securities		$ 400,000,000.00
Fee Offset Sources		MSD Investment Corp.	N-14	333-292307		12/19/2025						$ 124,290.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The debt securities to be offered under this registration statement on Form N-14 and accompanying prospectus represent unsold debt securities previously registered on the registration statement on Form N-14 (File No. 333-292307) (the "Prior Registration Statement") initially filed with the Securities and Exchange Commission on December 19, 2025 and declared effective on February 13, 2026. The maximum aggregate offering amount of unsold securities registered pursuant to the Prior Registration Statement (the "Unsold Securities") was $400,000,000.00. In connection with the registration of the securities under the Prior Registration Statement, the registrant paid a total registration fee of $124,290.00, of which $69,050.00 was applied to debt securities that were sold and the remaining $55,240.00 was with respect to the Unsold Securities and will be applied to the debt securities that will be offered pursuant to this prospectus. The registrant has terminated any offering under the Prior Registration Statement that included the unsold debt securities.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date